Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-188040 and No. 333-184536) and Form S-8 No.333-186554 of Customers Bancorp, Inc. of our report dated March 18, 2013, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ ParenteBeard LLC

Allentown, Pennsylvania

March 12, 2014

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